As filed with the Securities and Exchange Commission on July 8, 2005

Registration Statement No. 000-51307

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Chaparral Steel Company

(Exact name of registrant as specified in its charter)

Delaware	20-2373478
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Ward Road Midlothian, Texas	76065
(Address of registrant’s principal executive offices)	(Zip Code)

(972) 775-8241

(Registrant’s telephone number including area code)

Securities to be registered pursuant to Section 12(b) of the Act

None

Securities to be registered pursuant to Section 12(g) of the Act

Common Stock, $0.01 par value

Preferred Stock Purchase Rights

CHAPARRAL STEEL COMPANY

INFORMATION REQUIRED IN INFORMATION STATEMENT

Our Information Statement is Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

Item No.	Caption	Location in Information Statement
1.	Business	“Summary”; “Risk Factors”; “The Spin-Off”; “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; “Business”; “Arrangements between TXI and Chaparral Steel Company”; and “Where You Can Find More Information”
2.	Financial Information	“Summary”; “Capitalization”; “Selected Consolidated Financial and Other Data”; “Unaudited Pro Forma Consolidated Condensed Financial Information”; “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and “Index to Financial Statements”
3.	Properties	“Business—Our Plants and Products”
4.	Security Ownership of Certain Beneficial Owners and Management	“Beneficial Ownership of Our Common Stock”
5.	Directors and Executive Officers	“Management”
6.	Executive Compensation	“Arrangements between TXI and Chaparral Steel Company” and “Management”
7.	Certain Relationships and Related Transactions	“Arrangements between TXI and Chaparral Steel Company”; and “Certain Relationships and Related Transactions”
8.	Legal Proceedings	“Business—Legal Proceedings”
9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	“Summary”; “The Spin-Off”; “Dividend Policy”; and “Description of Capital Stock”
10.	Recent Sales of Unregistered Securities	Not Applicable
11.	Description of Registrant’s Securities to be Registered	“Description of Capital Stock”
12.	Indemnification of Directors and Officers	“Indemnification of Officers and Directors”
13.	Financial Statements and Supplementary Data	“Summary”; “Selected Consolidated Financial and Other Data”; “Unaudited Pro Forma Consolidated Condensed Financial Information”; “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and “Index to Financial Statements”
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable
15.	Financial Statements and Exhibits	“Index to Financial Statements” and “Exhibit Index”

Exhibit Index

Exhibit Number	Description

*3.1	Amended and Restated Certificate of Incorporation of Chaparral Steel Company, a Delaware corporation

*3.2	Bylaws of Chaparral Steel Company, a Delaware corporation

*4.1	Form of Rights Agreement between Chaparral Steel Company and Trustee

10.1	Separation and Distribution Agreement between Chaparral Steel Company and Texas Industries, Inc.

10.2	Tax Sharing and Indemnification Agreement between Chaparral Steel Company and Texas Industries, Inc.

*10.3	Chaparral Steel Company 2005 Omnibus Equity Compensation Plan

*10.4	Credit agreement dated as of June 16, 2005 among Registrant and various lenders

*21.1	Subsidiaries of the Registrant

99.1	Information Statement dated July 8, 2005

*	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange act of 1934, the registrant has duly caused this Amendment No. 3 to Form 10 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CHAPARRAL STEEL COMPANY (Registrant)

Date: July 8, 2005	By	/S/ TOMMY A. VALENTA
Tommy A. Valenta President and Chief Executive Officer